Exhibit 10.17

LEASE AGREEMENT

BETWEEN

Mitsui Sumitomo Insurance

Company of America

(Landlord)

-and-

Tevogen Bio Inc.

(Tenant)

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EXHIBITS

Exhibit A	Floor Plan of the Demised Premises

Exhibit B	Description of the Land

Exhibit C	Legal Holidays

Exhibit D	Rules and Regulations

Exhibit E	Cleaning Service

Exhibit F	Furniture Inventory

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DEFINED TERMS

Defined Term	Section of Lease

“ADA”	9.1
“Adjusted Minimum Rent”	4.1(a)
“Affiliated Building”	14.4
“Allotted Parking”	35.1
“Assessed Valuation”	4.1(b)
“Bankruptcy Code”	18.4
“Base Tax Rate”	4.1(c)
“Bidders”	5.2
“Billing Date”	4.4(a)
“Building”	1.1
“Building Operating Costs”	4.4(b)
“Bureau”	49.1
“CBRE”	37.2
“Commencement Date”	1.1
“Controlling Interest”	14.6
“Cresa”	37.1
“Default Rate”	21.
“Demised Premises”	1.1
“Determination Date”	48.1(b)
“Electricity Additional Rent”	15.2
“Event of Insolvency”	18.1
“First Operating Year’’	4.l(d)
“First Tax Year”	4.1(e)
“Hazardous Material”	49.3
“Initial Term”	48.1
“Land”	4.1(f)
“Landlord Indemnified Parties”	11.1
“Landlord’s Determination”	4.4(e)
“Landlord’s Determination Notice”	48.1(c)
“License”	35.1
“Market Rent”	48.l(b)
“Minimum Rent”	3.1
“NJDEP”	49.1
“Occupancy Percentage”	4.l(g)
“Operating Statement”	4.4(a)
“Operating Year”	4.1(h)
“Parking Area”	35.1
“Profit”	14.4
“Real Estate”	4.1(i)
“Real Estate Tax Base”	4.1(j)
“Rent Commencement Date”	3. I
“Renewal Deposit”	48.2(f)
“Renewal Term”	48.1
“Revaluation”	4.3(c)
“Rules and Regulations”	32.1
“Substantial Completion”	5.4
“Substantial Completion Date”	5.4
“Substantial Completion Notice”	5.4
“Taxes”	4.1(1)
“Tax Statement” “Tax	4.3(b)
Year” “Tenant Delay”	4.l(k)
“Tenant Improvements”	5.5
“Tenant Indemnified Parties”	5.1
“Tenant’s Dispute Notice”	11.1
“Termination Date”	48.l(c)
“Term and Possession”	1.1

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”), is made as of the 14th day of February, 2022, (“Effective Date”) by and between Mitsui Sumitomo Insurance Company of America, a New York corporation, having an address at 15 Independence Boulevard, Warren, New Jersey 07059 (“Landlord”), and Tevogen Bio Inc., a Delaware limited liability company having an address at 48 Bridge Street, Metuchen NJ 08840 (“Tenant”).

ARTICLE I. TERM AND POSSESSION

1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord a portion of the fourth floor of that certain office building located at 15 Independence Boulevard, Warren Township, New Jersey (the “Building”), commonly known as Suite 410, containing 6,708 rentable square feet and as more particularly described on Exhibit A attached hereto and made a part hereof (the “Demised Premises”), for a term commencing upon February 14, 2022 (the “Commencement Date”) and ending on the last calendar day of the forty-eighth (48th) month after the Commencement Date (the “Termination Date”), subject to the terms and conditions of this Lease including, without limitation, Article 48 hereof. This Lease shall be effective as of the date hereof notwithstanding that the “Commencement Date” shall be a later date as set forth above.

ARTICLE II. USE

2.1. Tenant may use and occupy the Demised Premises for general office use, sales, servicing and training, and any other legally permitted use within the Demised Premises. Tenant shall have access to the Demised Premises twenty-four (24) hours a day, seven (7) days a week.

ARTICLE III. RENT

3.1. Commencing on the Rent Commencement Date (as defined in the last paragraph of this Section 3.1), Tenant covenants and agrees to pay to Landlord without notice or demand and without abatement, deduction, or set-off of any amount whatsoever an annual base rental rate (the “Minimum Rent”) as follows:

A Minimum Rent payable, per month, in advance upon the first day of each and every month commencing upon February 14, 2022 and continuing thereafter through and including the last day of the calendar month of the forty-eighth (48th) calendar month after the Rent Commencement Date.

Lease Months	Number of months	Rent Rate Per Square Foot	Monthly Minimum Rent Rate	Annual Base Rent
1 - 48	48	$25.00	$13,975.00	$167,700

3.2. Installments of Minimum Rent payable hereunder shall be paid at the office of Landlord or at such other place as Landlord may designate from time to time by written notice to Tenant hereunder, without setoff or deduction whatsoever. If the Rent Commencement Date occurs on a date which is other than the first day of a calendar month, then the Minimum Rent for the calendar month in which the Rent Commencement Date shall occur shall be prorated for such calendar month.

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ARTICLE IV. TAXES AND OPERATING EXPENSES

4.1. For purposes of this Article IV, the following terms shall have the meanings set forth below:

(a) “Adjusted Minimum Rent” means the Minimum Rent as increased in accordance with this Article IV to reflect any increase in Taxes and Building Operating Costs (as such term is defined in Section 4.4(a) hereof). Tenant shall pay such increases as additional rent as hereinafter provided.

(b) “Assessed Valuation” means the assessed valuation of the Real Estate for the First Tax Year; as such assessed valuation is or may be ultimately determined by final administrative or judicial proceeding, or by abatement by an appropriate taxing authority.

(c) “Base Tax Rate” means the real estate tax rate in effect of the calendar year 2022.

(d) “First Operating Year” means the calendar year ending December 31, 2022.

(e) “First Tax Year” means the calendar year ending December 31, 2022.

(f) “Land” means the land described in Exhibit B attached hereto and made a part hereof.

(g) “Tenant’s Occupancy Percentage” shall have the meaning set forth in Section 4.2 hereof.

(h) “Operating Year” means any calendar year after the First Operating Year.

(i) “Real Estate” means the Land, the Building, and any other improvements thereon.

(j) “Real Estate Tax Base” means the amount determined by multiplying the

Assessed Valuation by the Base Tax Rate.

(k) “Tax Year” means any calendar year after the First Tax Year.

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(l) “Taxes” means all real estate taxes, charges, and assessments imposed upon the Real Estate and/or the occupation or leasing thereof. If and to the extent that due to change in the method of taxation or assessment, any franchise, capital stock, capital gains, rent, income, profit or any other tax or charge shall be substituted in whole or in part for the current ad valorem Taxes now or hereafter imposed upon the Real Estate, such franchise, capital stock, capital gains, rent, income, profit or other tax or charge shall be deemed included in the term “Taxes” for the purposes of this Article IV. Landlord shall have the exclusive right, but not the obligation, to contest or appeal any Tax assessment levied on the Real Estate by any governmental or quasi-governmental authority. Notwithstanding anything to the contrary contained in this Lease, Taxes shall not include and Tenant shall have no obligation to pay for the following: (a) estate, inheritance, transfer, gift or franchise taxes of Landlord or any federal, state or local income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, and (c) any Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.

4.2. The Demised Premises shall be deemed to contain a floor area of 6,708 rentable square feet and the Building shall be deemed to contain a total floor area of 107,150 rentable square feet. Accordingly, the Tenant’s occupancy percentage shall be deemed to be 6.26% (the “Tenant’s Occupancy Percentage”).

4.3. If the Taxes for any Tax Year during the term of this Lease shall be greater than the Real Estate Tax Base due to a change in the Taxes as set forth in subsection (b), then Tenant shall pay to Landlord, as additional rent, an amount equal to the Tenant’s Occupancy Percentage of such excess.

(a) Upon the issuance by the respective taxing authorities having jurisdiction over the Real Estate of a bill or bills for the Taxes imposed upon the Real Estate for the First Tax Year, Landlord shall submit a copy of such bill or bills to Tenant. Thereafter, on or about each anniversary of said date, Landlord shall submit to Tenant a copy of the latest tax bill or bills for the Taxes for each subsequent Tax Year indicating each change in the Taxes and the effective date of such change together with a statement (the “Tax Statement”) which shall indicate the amount, if any, required to be paid by Tenant as additional rent. Any payments due pursuant to this Article IV for a period of less than a full Tax Year, either at the commencement or at the end of the term of this Lease, shall be ratably apportioned. Tenant shall pay to Landlord on a monthly basis I/12th of all tax payments due hereunder for the applicable year at the time that Tenant pays monthly Minimum Rent. Notwithstanding anything to the contrary contained in this Lease, if Landlord (i) has not delivered the Tax Statement for any Tax Year during the Term (except for the Tax Statement applicable to the calendar year during which the Term expired or was terminated) by the date that is twelve (12) months after the end of the Tax Year in question, or (ii) has not delivered a Tax Statement for the Tax Year during which the Term expired or was terminated by the date that is six (6) months after the end of such Tax Year, then Tenant shall not be obligated to make any payments that exceed the estimated Taxes already paid by Tenant for such Tax Year. Notwithstanding the foregoing, Tenant remains obligated for its full share of Taxes payable for such year if delivery of said Tax Statement was delayed through no fault of Landlord.

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(b) If at any time the taxing jurisdiction in which the Real Estate is located should change its method of valuating the Real Estate for the First Tax Year as part of a general revaluation program (“Revaluation”), then the provisions of Section 4.1 above notwithstanding, for purposes of computing the Real Estate Tax Base pursuant to Section 4.1, Landlord may, at its option, use one of the following methods:

(i) The Assessed Valuation shall be the amount for which the Real Estate would have been assessed for the First Tax Year if there had been no Revaluation, and the Base Tax Rate shall be as defined in Section 4.l(c) above, or

(ii) The Assessed Valuation shall be the actual amount assessed, and the Base Tax Rate shall be the real estate tax rate as subsequently reduced by the taxing jurisdiction in connection with the Revaluation.

Landlord shall inform the Tenant as to which of the above two methods Landlord has elected at such time as Landlord submits the Tax Statement to Tenant.

4.4. Building Operating Costs.

(a) Tenant hereby agrees that for each Operating Year during the term of this Lease for which the total Building Operating Costs shall exceed the Building Operating Costs for the First Operating Year, Tenant shall pay to Landlord, as additional rent, an amount equal to the Tenant’s Occupancy Percentage of such excess within thirty (30) days after receipt of Landlord’s statement (the “Operating Statement”) therefor. The Operating Statement shall indicate (i) the initial additional amount required to be paid by Tenant as additional rent; (ii) the Tenant’s new Adjusted Minimum Rent; and (iii) the manner in which such adjustment is computed. Landlord shall present its Operating Statement within ninety (90) days after the commencement of each such Operating Year (“Billing Date”). Tenant shall thereafter, for the balance of that Operating Year and for that portion of the next Operating Year until the Billing Date during such year, make monthly payments at the time that Tenant pays minimum Monthly Rent of l/12th of such increase to reflect the change as of the Billing Date, which amounts shall be credited for the account of Tenant against the annual payment due on the succeeding Billing Date. Notwithstanding anything to the contrary contained in this Lease, if Landlord (i) has not delivered the Operating Statement for any Operating Year during the Term (except for the Operating Statement applicable to the calendar year during which the Term expired or was terminated) by the date that is twelve (12) months after the end of the Operating Year in question, or (ii) has not delivered an Operating Statement for the Operating Year during which the Term expired or was terminated by the date that is six (6) months after the end of such Operating Year, then Tenant shall not be obligated to make any payments that exceed the estimated Building Operating Costs already paid by Tenant for such Operating Year. Notwithstanding the foregoing, Tenant remains obligated for its full share of Building Operating Costs payable for such year if delivery of said Operating Statement was delayed through no fault of Landlord.

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(b) “Building Operating Costs” shall include each and every expense incurred in connection with the ownership, administration, management, operation, repair, replacement, and maintenance of the Real Estate, including but not limited to, wages, salaries, and fees paid to persons either employed by Landlord or engaged as independent contractors in the operation of the Real Estate, and such other typical items of expense as indicated below. With respect to repair, improvement, or replacement of capital items (as determined in accordance with generally accepted accounting principles consistently applied), including, without limitation, improvements to reduce normal operating costs and to comply with any changes in existing or implementation of new laws, Landlord shall pay the cost thereof and amortize such cost on a straight-line basis over the useful life of the item and Tenant shall pay Tenant’s Occupancy Percentage of such costs on a monthly basis from the date incurred by Landlord through the earlier of the expiration or earlier termination of this Lease and the end of the useful life. Notwithstanding anything contained to the contrary in the immediately preceding two sentences, Building Operating Costs shall not include and Tenant shall have no obligation to pay for: (i) executive salaries of Landlord; (ii) brokerage commissions, disbursements, attorneys’ fees and other costs or expenses incurred with regard to leasing the Building, negotiating and executing new leases and construction of improvements for new tenants; (iii) finance and debts service fees, principal and interest payments on mortgages encumbering the Building, any other debt of Landlord and rental under any ground lease for land upon which the Building is situated; (iv) expenses paid by proceeds of insurance (other than business interruption insurance); (v) advertising, promotional and public relations expenditures, (vi) Landlord’s costs of any services for which Landlord is entitled to be reimbursed by tenants over and above minimum rent and building operating costs; (vii) costs of tenant concessions incurred by Landlord in securing new tenants or retaining existing tenants, and costs and expenses incurred in resolving disputes with other tenants, occupants, prospective tenants of the Building, collecting rents or otherwise enforcing tenant leases; (viii) general corporate overhead and administrative expenses of Landlord not incurred in connection with the operation of the Building; (ix) any depreciation allowance or expense, amortization, expense reserve and other non-cash items; (x) the costs of management fees not to exceed three percent (3%) of gross rents for the Building; (xi) except for management fees, Landlord’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building or common areas to the extent that the cost of such service exceeds comparable fees charged to other tenants in the building; (xii) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship; (xiii) compensation paid to any employee of Landlord above the grade of Property Manager/Building Superintendent, including officers and executives of Landlord; (xiv) costs incurred in connection with the presence of any Hazardous Materials (as defined in Section 49.3 below), except to the extent caused by the storage, use, release or emission of the Hazardous Materials in question by Tenant or any Tenant Party (as defined in Section 49.1 below); (xv) the costs of repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees, or contractors or repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of any other tenant (including Tenant) or occupant of the Building or any of their respective agents, employees, contractors, invitees, or licensees; (xvi) interest or penalties due to the late payment of taxes, utility bills or other such costs; (xvii) any amount payable by Landlord by way of indemnity or for damages or which constitute a fine or penalty, including interest or penalties for late payment; (xviii) any cost for overtime or other expenses to Landlord in curing defaults; (xix) the costs, including fines, penalties, and legal fees, incurred due to violations by Landlord, any tenant other than Tenant and their employees, agents, or contractors of building codes, any governmental rule or requirement or the terms and conditions of any lease pertaining to the Building or any other contract; and (xx) any other cost or expense which, under generally accepted accounting principles, consistently applied, would not be a normal maintenance or operating expense of the Building, including bad debt expenses and charitable contributions and donations. Landlord agrees that (1) Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the increases in Building Operating Costs actually paid by Landlord in connection with the operation of the Building in any Operating Year, and (2) Landlord shall make no profit from Landlord’s collection of Building Operating Costs.

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(c) The expenses referred to in this Article IV shall be determined in accordance with sound real estate accounting principles consistently applied. Tenant or its representatives shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any Tax or Operating Statement, provided a prior written request for such inspection shall be made by Tenant and further provided that such request is made within sixty (60) days of receipt of the Tax or Operating Statement to be verified. Any Tax or Operating Statement not verified or audited by Tenant under this subsection (c) within said sixty (60) day period shall be deemed to be correct. Tenant shall provide Landlord a copy of any such audit (“Tenant’s Audit”), and if Tenant’s Audit discloses a discrepancy of 5% or more to the detriment of Tenant, then Landlord shall reimburse Tenant for the amount of the discrepancy due Tenant plus all reasonable costs of Tenant’s Audit incurred by Tenant (unless Landlord reasonably challenges Tenant’s audit and prevails in such dispute as set forth below). Notwithstanding the foregoing, Landlord shall have the right to reasonably challenge any Tenant’s Audit within sixty (60) days after completion thereof. If Landlord timely challenges a Tenant’s Audit, then Landlord shall have the right to cause an independent auditing or accounting firm selected by Landlord and approved by Tenant (which approval shall not be unreasonably withheld) (the “Independent Consultant”) to review Landlord’s Tax or Operating Statement and Tenant’s Audit, and such Independent Consultant shall select either Landlord’s Tax or Operating Statement or Tenant’s Audit as correctly reflecting the operating expenses for such period. Such decision by the Independent Consultant shall be deemed final and binding on the parties hereto. The costs of the Independent Consultant shall be borne by the party which loses the dispute.

(d) In furtherance, but not in limitation of, the definition of Building Operating Costs set forth in Section 4.4(b) hereof which Landlord may charge (subject to the exclusions set forth in Section 4.4(b)), some of the typical items of expense which comprise or may comprise the Building Operating Costs and to be included in the Operating Statement are or may be: (i) general repairs and maintenance; (ii) utility costs, including but not limited to, cost of electricity to power HVAC units serving the entire Building (both tenant and common areas), cost of oil or other fuel required to heat the entire Building, cost of electricity to light the common areas; (iii) cleaning costs, including but not limited to, window cleaning, general interior office cleaning, cleaning of common areas; (iv) service contracts, including but not limited to, contracts for elevator service, HVAC service, rubbish removal, carting, janitorial and watchman services and snow removal; (v) costs of landscaping; (vi) costs of insurance including deductibles; (vii) fees and/or salaries of superintendents, engineers, mechanics, custodians (subject to Section 4.4(b)(xiii); (viii) towel service for common lavatories, and (ix) capital improvements or expenditures incurred to reduce operating costs or comply with changes in the law (subject to amortization of such costs pursuant to Section 4.4(a) above.

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(e) Anything to the contrary contained in this Article IV notwithstanding, if the average occupancy of the Building is less than ninety-five percent (95%) during any Operating Year, then Landlord shall make a good faith reasonable determination (“Landlord’s Determination”) of what the Building Operating Costs for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-five percent (95%). Landlord’s Determination shall be binding and conclusive upon Tenant and shall for all purposes of this Lease be deemed to be the Building Operating Costs for such Operating Year, subject to Tenant’s audit rights under Section 4.4(c) hereof. Landlord shall notify Tenant of Landlord’s Determination within ninety (90) days following the last day of such Operating Year.

4.5. If, pursuant to any Tax Statement or Operating Statement showing Taxes or Building Operating Costs for any year subsequent to the First Tax Year or First Operating Year, respectively, there shall be an additional amount payable or a refund due with respect to Taxes and/or Building Operating Costs for the period covered by such statement(s), such amount shall be calculated, and any amount payable by the Tenant to the Landlord as additional rent shall be paid within thirty (30) days of notice thereof, or the amount due to the Tenant shall be credited against amounts owing Landlord. However, it is agreed by the parties hereto that any refund shall not in any way operate to reduce the Minimum Rent. If such calculation takes place and/or any payment in connection herewith becomes payable or refundable after the expiration of the term of this Lease, this provision shall be deemed to have survived such expiration.

4.6. Any increase in additional rent under this Article IV shall be prorated for the final Operating Year if such Operating Year covers a period of less than twelve (12) full months. Tenant’s obligation to pay additional rent and Landlord’s obligation to refund additional rent under this Article IV shall survive the expiration or earlier termination of this Lease.

4.7. In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, or payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant) shall become overdue for ten (10) days beyond the date on which they are due and payable as provided in this Lease, then Landlord may impose a monthly delinquency service charge equal to five percent (5%) of the amount overdue, which amount shall become immediately due and payable to Landlord; provided that Landlord shall provide Tenant with three (3) days’ written notice that such sum is past due once during any twelve (12)- month period prior to imposing delinquency service charge. Further, such delinquency service charge shall be payable on the first day of the month next succeeding the month during which such charge becomes payable as additional rent. In the event of nonpayment of any delinquency service charges Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided herein and by law in the case of nonpayment of rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay delinquency service charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section 4.7 in any instance thereafter occurring. The provisions of this Section 4.7 shall not be construed in any way to extend any notice period provided for in this Lease.

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4.8. If Tenant fails to remit any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, or payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant) and such failure shall continue for a period of ten (10) days after Tenant’s receipt of written notice from Landlord, Landlord may, in addition to all other rights and remedies provided herein and by law, serve a written notice of cancellation of this Lease upon Tenant and upon the giving of said notice of cancellation, this Lease and the term thereof shall terminate and expire as fully and completely as if the day on which said notice of cancellation was given were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as herein provided. If Tenant shall deliver to Landlord a check that is returned unpaid for any reason, Tenant shall pay Landlord FIVE HUNDRED AND 00/100 DOLLARS ($500.00) for Landlord’s expense in connection therewith and said charge shall be payable to Landlord on the first day of the next succeeding month as additional rent.

4.9 For purposes of this Lease, Minimum Rent, Adjusted Minimum Rent, Electricity Additional Rent, any additional rent and other sums payable by Tenant under this Lease hereinafter may be referred to as “rent”.

ARTICLE V. LANDLORD WORK/ OFFICE FURNITURE

5.1. Landlord Work is not provided as part of this lease agreement. Tenant agrees to accept the premises in “as-is” condition.

As an inducement, Landlord shall provide furniture for Tenant’s use, so long as Tenant accepts ownership of the furniture and accepts all in the “as-is” condition. A final inventory is included as Exhibit F in the lease document.

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ARTICLE VI. TENANT ALTERATIONS

6.1. Tenant shall make no changes in or to the Demised Premises of a structural nature without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole discretion. Subject to (a) the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) the provisions of this Article VI, Tenant, at Tenant’s sole cost and expense, may make alterations, installations, additions or improvements which are non-structural in nature and which do not adversely affect utility services, telephone and/or data wiring or equipment or plumbing and electrical lines in or to the interior of the Demised Premises. Tenant shall use only licensed contractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, for any alterations, additions, installations or improvements made by Tenant (whether structural or non-structural in nature). Tenant shall, prior to making any alterations, additions, installations or improvements (whether structural or non-structural in nature), at its sole cost and expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies having or asserting jurisdiction for work performed by Tenant and, upon completion, certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant shall cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability and personal and property damage insurance as Landlord may reasonably require in accordance with any reasonable minimum coverage limits requested by Landlord, naming Landlord as an additional insured. If any mechanic’s lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article VI, the same shall be discharged by Tenant by bond, payment or otherwise, at Tenant’s sole cost and expense, within fifteen (15) days after Tenant’s receipt of written notice thereof, time being of the essence. All fixtures, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant’s behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord provides notice to Tenant in writing, given at the time that Tenant requests Landlord’s consent to the fixture, alteration, installation, addition or improvement, or, if no consent is required, not later than forty-five (45) days prior to the expiration or earlier termination of this Lease, that the fixture, alteration, installation, addition or improvement made by Tenant must be removed not later than the Termination Date. To the extent Tenant is required to remove a fixture, alteration, installation, addition or improvement, such removal shall be at Tenant’s sole cost and expense. Nothing in this Article VI shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately, at its sole cost and expense, repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term of this Lease which remains in the Demised Premises after the Termination Date or any earlier termination of this Lease, shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord, at Tenant’s sole cost and expense, without further liability to Tenant. Tenant’s obligations under this Article VI shall survive the Termination Date or any earlier termination thereof.

6.2 Notwithstanding anything to the contrary contained in this Lease, upon the expiration or earlier termination of this Lease, in no event shall Tenant be obligated to remove any alterations, additions, or improvements installed in the Demised Premises by Landlord, Tenant or any predecessor-in-interest of Tenant prior to the Commencement Date.

ARTICLE VII. INSURANCE

7.1. Tenant, at its sole cost and expense, shall procure, provide and maintain in force during the term of this Lease the following policies:

(a) Comprehensive general liability insurance and or umbrella insurance, which shall include coverage for personal liability, contractual liability, Tenant’s legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in or from the Demised Premises and Tenant’s use and occupancy of the Demised Premises, with coverage for any one occurrence or claim of not less than $2,000,000 or such higher amount as Landlord may reasonably require upon not less than thirty (30) days’ prior written notice. Such insurance shall include Landlord and the managing agent of the Building as named additional insureds and shall protect Landlord in respect of claims by Tenant as if Landlord was separately insured;

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(b) “All Risk” or Cause of Loss – Special Form insurance, which shall cover the Demised Premises, Tenant’s personal property, equipment and improvements against loss or damage by fire and any other hazards or casualties in an amount to provide for the actual replacement cost of the Demised Premises, Tenant’s personal property, equipment and improvements; and

(c) Insurance against such other perils and in such amounts as Landlord may from time to time reasonably require and notify Tenant of, upon not less than thirty (30) days’ prior written notice.

Tenant shall give Landlord not less than thirty (30) days written notice prior to any material change in or lapse or cancellation of such policies. On or before the Commencement Date and thereafter, not later than ten (10) days prior to the expiration date of each policy which Tenant is required to maintain pursuant to this Section 7.1 or at Landlord’s request, Tenant shall deliver to Landlord certificates of insurance in form reasonably acceptable to Landlord evidencing Tenant’s compliance with this Section 7.1 and the renewal of each such policy.

All insurance required shall be carried with responsible insurance companies of recognized standing, and licensed to do business in the subject state, and having a rating of at least A in Best’s Key Rating Guide. None of the required insurance policies shall be issued by Landlord’s parent, subsidiaries or affiliates or any other member of the MS & AD Insurance Group.

It is understood that the above may not be all the types of insurance normally carried by tenants of similar operation or size for their commercial activities. Therefore, compliance with any of the types and limits of insurance stipulated in this section will not in itself be construed to limit any liability of Tenant or its employees, agents or subcontractors. All insurance required of Tenant will be primary, and not excess over or contributing with any insurance maintained by Landlord.

Tenant will not intentionally do anything, or allow or permit anything to be done, on or about Landlord’s premises that will affect, impair or contravene any policies of insurance that may be carried by Landlord against loss, damage or destruction by fire, casualty, public liability, or otherwise.

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ARTICLE VIII. MAINTENANCE AND REPAIR

8.1. Tenant shall, throughout the term of this Lease, take good care of and maintain the Demised Premises and the fixtures and appurtenances therein at its sole cost and expense. Tenant shall be responsible for and shall, at its sole cost and expense, repair all damage or injury to the Demised Premises or any other part of the Building and the systems and equipment thereof, whether requiring structural or nonstructural repairs, to the extent caused by or resulting from the act, omission, carelessness, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also be responsible for and shall, at its sole cost and expense, repair all damage to the Building and the Demised Premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at its sole cost and expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only the contractor for the trade or trades in question selected from a list of at least two contractors per trade submitted by Landlord. Landlord shall maintain in good working order and repair the exterior and the structural portions of the Building, including the structural portions of the Demised Premises, and the public portions of the Building’s interior and the cost of replacement for all capital and structural items and the exterior, including Building plumbing, electrical, heating and ventilating, elevator, fire/life safety and mechanical systems serving the Demised Premises. In no event shall Tenant be entitled to any abatement of, reduction in, or diminution to Minimum Rent, Adjusted Minimum Rent or additional rent due and payable under this Lease for any reason whatsoever including, without limitation, Landlord’s failure to perform its obligations under this Article VIII, unless such failure violates city, state or federal applicable health and safety laws. Except as to the foregoing violations, Tenant hereby agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract, including loss of use. Tenant hereby agrees to give prompt notice of any defective condition in the Demised Premises for which Landlord may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or others making repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof; provided, however, that in exercising the foregoing rights Landlord shall use good faith reasonable efforts to minimize interference with Tenant’s use of the Demised Premises and Tenant’s parking rights.

ARTICLE IX. COMPLIANCE WITH LAWS

9.1. Tenant shall, at Tenant’s sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any body which shall impose any violation, order or duty upon Landlord or Tenant (a) with respect to the Demised Premises, whether or not arising out of Tenant’s use or manner of use thereof (including Tenant’s permitted use) and (b) with respect to the Building, if arising out of Tenant’s use or manner of use of the Demised Premises or the Building (including the use permitted under the Lease). Landlord and Tenant hereby acknowledge and agree that, to the extent the Americans with Disabilities Act of 1990 and all regulations issued thereunder (“ADA”) requires any alterations or improvements to the Demised Premises after the commencement of this Lease, Tenant, at Tenant’s sole cost and expense, shall be solely responsible for causing the Demised Premises to comply with the ADA to the extent the required alterations or improvements result solely from Tenant’s particular and unique use of the Demised Premises (as opposed to general office use) or alterations or improvements installed in the Demised Premises by Tenant. Tenant may, after securing Landlord to Landlord’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys’ fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Landlord, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided that the same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any Lease or mortgage under which Landlord may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building, or which shall subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by any local fire department, the Board of Fire Underwriters, the Fire Insurance Rating Organization or other authority having or asserting jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor shall Tenant use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Article IX and if by reason of such failure the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make-up” of rate for the Building or Demised Premises issued by any body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates than applicable to said premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. All safes, business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, in settings sufficient, in Landlord’s reasonable judgment, to absorb and prevent vibration, noise and annoyance. Notwithstanding the foregoing, or any other contrary provision set forth in this Lease, except as expressly set forth in Section 4.4(b) above, Tenant shall not be required to construct or pay the cost of complying with any laws or insurance underwriter’s requirements requiring construction of improvements to the Demised Premises or to any other portion of the Building or Common Areas, unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Demised Premises or any alterations, additions or improvements to the Demised Premises made and paid for by Tenant.

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ARTICLE X. SUBORDINATION

10.1. (a) This Lease is subject and subordinate to all ground or underlying Leases and to all mortgages which may now or hereafter affect such Leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying Leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee. In confirmation of such subordination, Tenant shall, within ten (10) business days of request thereof, execute any document or agreement reasonably requested by Landlord which (a) evidences such subordination and (b) provides that, in the event a mortgagee succeeds to the right, title and interest of Landlord in, to and under this Lease by foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall attorn to such mortgagee (or its designee) as the Landlord under this Lease so long as such document or agreement provides that, as long as Tenant is not in default under this Lease beyond applicable notice and cure periods, this Lease shall continue in full force and effect.

(b) Landlord shall use best efforts to obtain a subordination, nondisturbance and attornment agreement (“SNDA”) from any mortgagee holding a mortgage which now or in the future encumbers the Building, which SNDA shall be in form and substance reasonably acceptable to any such mortgagee and Tenant. The failure to obtain an SNDA shall not limit, reduce or affect any of Tenant’s obligations hereunder or any terms or provisions of this Lease, including Section 10.1(a) hereof.

ARTICLE XI. NON-LIABILITY

11.1. Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, employees or contractors. Landlord or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Landlord’s own acts, (a) Landlord shall not be liable for any damage Tenant may sustain thereby and (b) Tenant shall not be entitled to any compensation therefor nor abatement or diminution of Minimum Rent, Adjusted Minimum Rent or any additional rent or other charges payable by Tenant hereunder, nor shall the same release Tenant from any of its obligations hereunder or constitute an eviction. Except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, Tenant shall indemnify and save harmless Landlord and Landlord’s shareholders, partners, officers, directors, employees and agents (collectively, the “Landlord Indemnified Parties”) against and from all third-party liabilities, obligations, damages, penalties, claims, costs and expenses including, without limitation, reasonable attorneys’ fees, paid, suffered or incurred by any of the Landlord Indemnified Parties as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this Lease, or the act, omission, carelessness, negligence or willful misconduct of Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this Lease extends to the acts and omissions of any assignee, sub-tenant, and any agent, contractor, employee, invitee or licensee of any assignee and/or sub-tenant of Tenant. In case any action or proceeding is brought against any of the Landlord Indemnified Parties by reason of any such claim, Tenant, upon written notice from Landlord, will at Tenant’s expense resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, except with respect to Tenant’s obligations pursuant to Article XLIV below (“Holding Over”), in no event shall either party be liable to the other for indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease.

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ARTICLE XII. DAMAGE OR DESTRUCTION

12.1. If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Demised Premises are partially damaged or rendered partially unusable (either as a result of casualty to the Demised Premises or to other space in the Building) by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord (unless such damage is the result of the act, omission or negligence of Tenant or Tenant’s agents, contractors, employees, invitees or guests, in which case such repair shall be at the expense of Tenant) and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty and only apply accordingly to the part of the Demised Premises which is usable (unless such damage is the result of the act, omission or negligence of Tenant, in which case rent shall not be apportioned and shall continue to be due and payable in full). If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease on the date of the casualty until the date when the Demised Premises shall have been repaired and restored by Landlord (unless such damage is the result of the act, omission or negligence of Tenant, in which case rent shall not be apportioned and shall continue to be due and payable in full), subject to Landlord’s right to elect not to restore the same as hereinafter provided. If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then, in any of such events, Landlord may advise Tenant of such decision and elect to terminate this Lease by written notice to Tenant, given within sixty (60) days after such fire or casualty, specifying a date for the expiration of the Lease, which date shall not be more than thirty (30) days after the giving of such notice, and upon the date specified in such notice the term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord’s rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any rent owing shall (subject to abatement as provided above) be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. After any such casualty, Tenant shall reasonably cooperate with Landlord’s restoration by removing from the Demised Premises as promptly as reasonably possible all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume when the Demised Premises are repaired and are substantially ready for Tenant’s occupancy and use consistent with that prior to such damage or destruction.

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12.2. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten (10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant hereby acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors.

12.3. Tenant hereby waives the benefit of N.J.S.A. 46:8-6 and 46:8-7, as it may be amended. Tenant further waives its right under N.J.S.A. 2A: 18-60, as it may be amended. Tenant hereby agrees that it will not be relieved of the obligations to pay the Minimum Rent, Adjusted Minimum Rent or any additional rent in case of damage to or destruction of the Building, except as provided in this Article XII.

12.4 Notwithstanding anything to the contrary contained in this Lease, Landlord shall inform Tenant of the estimated completion date of all needed repairs and timely updates of the progress of such repairs, and if for any reason the Demised Premises or Common Area are not or cannot be restored pursuant to this Article within one hundred twenty (120) days after the date of the casualty, or if the Demised Premises or Building are completely destroyed, then Tenant may terminate this Lease by written notice to Landlord effective as of the date of the damage or destruction.

ARTICLE XIII. CONDEMNATION

13.1. If any part of the Demised Premises or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then Landlord shall have the right to terminate this Lease.

(a) If the entire Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate from the date of title vesting in such proceeding.

(b) In the event this Lease is terminated pursuant to this Article XIII, Tenant (i) shall have no claim for any portion of the condemnation award or proceeds and (ii) hereby assigns to Landlord Tenant’s entire interest in any such award or proceeds. Nothing contained herein shall prevent Tenant from asserting a separate claim and receiving a separate award for Tenant’s moving expenses, relocation costs, the unamortized cost of any alterations or improvements installed at Tenant’s sole cost and all personal property and trade fixtures owned by Tenant.

ARTICLE XIV. ASSIGNMENT AND SUBLETTING

14.1. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance and in accordance with the terms and conditions of this Article XIV, which consent in each instance shall not be unreasonably withheld, conditioned or delayed. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant beyond applicable notice and cure periods, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

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14.2. For purposes of this Article XIV, any occupancy arrangement affecting all or any part of the Demised Premises, other than a direct lease with Landlord, not deemed an assignment shall be referred to as a sublease and any occupant of all or part of the Demised Premises, other than a tenant under a direct lease with Landlord, not deemed an assignee shall be referred to as a sublessee. If the Tenant shall desire to assign this Lease or sublet all of the Demised Premises, it shall first submit in writing to the Landlord a notice setting forth in reasonable detail:

(a) the identity and address of the proposed assignee or sublessee; (b) in the case of a subletting, the terms and conditions thereof;

(c) the nature and character of the business of the proposed assignee or sublessee;

(d) evidence that the proposed assignee or sublessee is a United States citizen or citizens, or a corporation, partnership, limited liability company or other business entity qualified to do business in the State of New Jersey and organized and existing under the laws of one of the States of the United States; and

(e) banking, financial and other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assignee’s or sublessee’s financial responsibility.

14.3. If (a) the nature and character of the business of the proposed assignee or sublessee, and the proposed use and occupancy of the Demised Premises, by the proposed assignee or sublessee, is in keeping and compatible with the dignity and character of the Building, and (b) all of the other terms, conditions and provisions of this Article XIV are complied with in connection with a proposed assignment or subletting, then Landlord hereby agrees not to unreasonably withhold, condition or delay its consent to any such proposed assignment or subletting; provided, however, that Tenant shall, by notice in writing as described in Section 14,2 advise Landlord, among other things, of Tenant’s intention to assign this Lease or to sublease all or any part of the Demised Premises, from, on and after a stated date (which shall not be more than forty five (45) days, time being of the essence, after the date of Tenant’s notice), in which event Landlord shall have the right, to be exercised by giving written notice, to recapture the space described in Tenant’s notice. Landlord’s decision whether to consent and/or whether to recapture as provided herein shall be made within fifteen (15) days after Landlord has received the notice described in Section 14.2 above advising Landlord, among other things, of Tenant’s intention to assign the Lease or to sublease all or any part of the Demised Premises. The recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of a date which shall be the stated date set forth in Tenant’s notice, and Article 24 shall be applicable to such space effective upon such date. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, by written notice to Landlord given not later than five (5) days after the date of Landlord’s recapture notice, to rescind Tenant’s request for consent, in which case this Lease shall remain unmodified and in full force and effect.

14.4. In addition to the foregoing requirements: (a) no sublease shall violate any law, (b) no sublease shall be for a term of less than twelve (12) months, unless the unexpired term of this Lease shall be less than twelve (12) months at the commencement of the sublease, (c) no assignee or sublessee shall be an existing tenant of or any party then negotiating for space in the Building, or any other Building owned by Landlord or an affiliate of Landlord in the office park of which the Building is a part (an “Affiliated Building”), (d) no more than one tenant shall occupy the Demised Premises after the assignment or sublease, it being agreed that Tenant has the right to sublease the Demised Premises to no more than one subtenant and (e) Tenant shall not be in default, beyond applicable notice or cure periods, under any of the terms and conditions of this Lease at the time of any notice or request for consent under the terms of this Article XIV or at the effective date of such assignment or subletting. Furthermore, anything to the contrary in Section 14.3 notwithstanding, Landlord shall not consent to any sublease or assignment unless Tenant agrees at the time of the proposed sublease or assignment and in the Tenant’s notice required in Section 14.2 to pay over to Landlord fifty percent (50%) of all consideration (the “Profit”) (of whatever nature) payable by the Prospective sublessee or assignee to Tenant pursuant to such sublease or assignment which exceeds the pro rata share of the Minimum Rent allocable to the subleased or assigned portion of the Demised Premises, or any part thereof, as the case may be, payable by Tenant hereunder. In computing the Profit, Tenant may deduct therefrom, to the extent documented as hereinafter provided, the following expenses: only those bonafide out-of-pocket reasonable costs of Tenant, negotiated at arms-length, directly incurred in effecting a sublease or assignment actually paid to entities unaffiliated with Tenant for construction, architect, brokerage and legal services. Tenant shall promptly provide Landlord with a written statement signed by Tenant setting forth in detail the permitted deductions from Profit and proof of payment thereof, and Tenant shall pay when due all brokerage or similar commissions arising from any assignment or sublease.

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14.5. Any sublease must provide (a) that it shall be subject and subordinate to all of the terms and conditions of this Lease, (b) the use of the Demised Premises thereunder shall be restricted exclusively to general office, sales, servicing and training use, (c) that the term thereof shall not extend beyond a date which is one day prior to the Termination Date, (d) that neither the sublessee nor its heirs, distributees, executors, administrators, legal representatives, successors or assigns, without the prior consent of Landlord in each instance, which consent Landlord shall not unreasonably withhold , shall (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any part thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any part thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such sublessee, and (e) in the event of cancellation or termination of this Lease for any reason whatsoever or of the surrender of this Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including extensions and renewals granted thereunder, that, at Landlord’s option, the subtenant shall vacate the Demised Premises or shall make full and complete attornment to Landlord for the balance of the term of the sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the subtenant shall execute and deliver at any time within five (5) business days after receipt of written request by Landlord. The sale, pledge, transfer or other alienation of any of the issued and outstanding capital stock of any corporate sublessee (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or the transfer of any interest in any partnership or joint venture sublessee, however accomplished, which results in a change of control of such sublessee, shall be deemed an assignment of such sublease for purposes of this Section and shall require the prior written consent of Landlord in each instance. The subtenant shall waive the provisions of any law now or hereafter in effect, which may give the subtenant any right of election to terminate the sublease or to surrender possession of the Demised Premises in the event any proceeding is brought by Landlord to terminate this Lease. No assignee or sublessee shall receive any credit from Landlord whatsoever for security deposits, rent or any other monies paid to Tenant unless same shall have been actually received by Landlord.

14.6. Each of the following events shall be deemed to constitute an assignment of this Lease and shall require the prior written consent of Landlord in each instance:

(a) Any assignment or transfer of this Lease by operation of law;

(b) Any hypothecation, pledge or collateral assignment of this Lease;

(c) Any involuntary assignment or transfer of this Lease in connection with bankruptcy, insolvency, receivership or otherwise;

(d) Any assignment, transfer, disposition, sale or acquiring of a controlling interest in Tenant to or by any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions; and

(e) Any issuance of an interest or interests in Tenant (whether stock, partnership interests or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a controlling interest in Tenant.

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For purposes of the immediately preceding sentence a “controlling interest” of Tenant shall mean (i) fifty (50%) percent or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests or otherwise) thereof or (ii) the power, directly or indirectly, to direct or cause the direction of, or to veto, management or policies of such person or entity.

14.7. Tenant, its sublessees, and their respective successors and assigns acknowledge and agree that the restriction that Landlord’s consent under certain circumstances to a proposed assignment of this Lease or to a subletting shall not be unreasonably withheld shall not be intended or construed as an agreement or covenant on the part of Landlord, but rather as a qualification on Tenant’s covenant not to assign this Lease or sublet, and they further agree that Landlord shall not be liable in damages or subject to liability of any other kind or nature whatever by reason of Landlord’s failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Demised Premises, the sole and exclusive recourse being a declaratory judgment on the question of Landlord’s reasonableness.

14.8. It is a condition to the effectiveness of any permitted assignment otherwise complying with this Article XIV that the assignee execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of this Article XIV shall continue to be binding upon it in respect of all future assignments of this Lease. No assignment of this Lease shall release the assignor from its continuing obligations to Landlord under this Lease or any renewals or extensions thereof, except as expressly herein provided, and Tenant and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligor) for all of Tenant’s obligations hereunder.

14.9. Tenant hereby covenants to obtain all permits and approvals required by any governmental or quasi-governmental agency for any work or otherwise required in connection with any assignment of this Lease or any sublease, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work if work is to be done. Tenant is furthermore responsible for and is required to reimburse Landlord for all actual and reasonable third party costs including, but not limited to, architectural, engineering and legal fees which Landlord incurs in reviewing any proposed assignment of this Lease or any sublease and any permits, approvals and applications for the construction within the Demised Premises. Tenant’s failure to obtain any of the above-mentioned permits and approvals or to submit same and a duplicate original counterpart of the assignment or sublease to Landlord within twenty (20) days of the date of issuance or execution of such item(s) shall constitute a default under this Lease.

14.10. If Landlord reasonably withholds its consent to any proposed assignment or sublease, or if Landlord exercises its recapture option under Section 14.3 hereof, then Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, cost and expense (including reasonable attorneys’ fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee.

14.11. If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall be required again to comply with all of the provisions and conditions of this Article XIV before assigning this Lease or subletting all or part of the Demised Premises.

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14.12. The joint and several liability of the named Tenant and any immediate or remote successor in interest of the named Tenant for the due performance and observance of all covenants and conditions to be performed and observed by Tenant shall not be impaired by any agreement of Landlord extending the time for such performance or observance or by Landlord’s waiving or failing to enforce any provisions of this Lease.

14.13. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises or the Building, or be deemed to constitute, or serve as a substitute for any prior consent required under this Article XIV, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord’s will by notice to Tenant.

14.14. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Demised Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division, corporation or other business entity controlling, controlled by or under common control with Tenant; (ii) a successor corporation or entity related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets or stock (all of the foregoing hereinafter sometimes collectively shall be referred to as “Permitted Transfers”, and any person to whom any Permitted Transfer is made hereinafter sometimes shall be referred to as a “Permitted Transferee”); provided however that any Permitted Transferee must meet equivalent AM Best ratings and financial standings required of Tenant. For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Demised Premises requiring Landlord’s consent. Any right of Landlord to recapture the Demised Premises or receive excess rentals shall not apply to a Permitted Transfer.

ARTICLE XV. TENANT ELECTRIC

15.1. Tenant hereby covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installation. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, will overload such installations or interfere with the use thereof by other tenants of the Building. Subject to the provisions of Article XXX below, the change at any time of the character of, or the interruption in, electric service shall in no way make Landlord liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain. Landlord shall notify Tenant in advance of any scheduled interruption to electrical service to the Demised Premises.

15.2. Electricity shall be supplied by Landlord to the Demised Premises and Tenant shall pay to Landlord (the “Electricity Additional Rent”), as additional rent for such service, the amounts as determined by a meter or submeter ( for the purposes of measuring such consumption) at charges (including any taxes or surcharges), terms and rates set from time to time during the Term by the public utility company serving the Building under the service classification in effect pursuant to which Landlord purchases electricity. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect (including monthly), and Tenant shall pay the amount shown thereon to Landlord within thirty (30) days after receipt of such bill.

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15.3. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s electrical requirements.

15.4. Provided that, in Landlord’s sole but reasonable judgment, such requested installation will not cause permanent damage or injury to the Building or Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants of the Building, Landlord will install any riser or risers to supply Tenant’s electrical requirements, at the sole cost and expense of Tenant. Tenant shall make no alteration or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld, conditioned or delayed.

15.5. In the event Landlord elects or is required to discontinue the supply of or change providers of the electricity, Tenant agrees that it shall not be released from any liability under this Lease, and Landlord shall not incur any liability for any loss or damage sustained by Tenant therefrom as long as Tenant can obtain sufficient electricity from the public utility or other provider to Landlord or other source at substantially the same cost paid by Tenant to Landlord for electricity. From and after the effective date of any discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. Such discontinuance or change in provider shall not be deemed to be a lessening of services under this Lease or within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued, except that, subject to Section 15.6 herein, Tenant shall no longer be obligated to pay the Electricity Additional Rent for any electricity servicing the Demised Premises for any period during which Tenant obtains such electric service directly from the public utility company.

15.6. If Landlord so discontinues furnishing electricity to Tenant, then Tenant shall work diligently to obtain electricity directly from the public utility company furnishing electric service to the Building. Tenant shall pay the costs of such service directly to such public utility company. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Demised Premises, at no charge, to the extent the same are available, suitable and safe for such purposes as reasonably determined by Landlord, but in no event shall Tenant modify or otherwise alter such existing electrical facilities without Landlord’s prior written consent. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Tenant at Tenant’s sole expense, subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Landlord, to the extent permitted by any applicable laws, rules or regulations, shall not discontinue furnishing electricity to the Demised Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility company, provided that Tenant shall promptly commence and diligently pursue obtaining such electricity.

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15.7. Tenant agrees that it shall reasonably cooperate with Landlord and any present or future supplier of electricity, including but not limited to granting access to the Demised Premises, in order for Landlord or any such present or future supplier of electricity to install or service the electrical systems (including but not limited to risers, power lines and equipment).

ARTICLE XVI. ACCESS TO DEMISED PREMISES

16.1. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises (a) at any time without prior notice of any kind in any emergency or to perform routine maintenance or janitorial service in or about the Demised Premises and (b) otherwise upon not less than twenty-four (24) hours’ written notice to examine the Demised Premises and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the Building which Landlord may elect to perform. Tenant shall permit Landlord to use, maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Landlord may (after business hours and/or weekends to the extent practicable), during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise, but Landlord shall use commercially reasonable good faith efforts to minimize interference with Tenant’s business operations in connection with such work. Throughout the term hereof Landlord shall, upon twenty-four (24) hours’ oral or written notice, have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last eight months of the term for the purpose of showing the same to prospective tenants. If there is an emergency requiring Landlord’s entry onto the Demised Premises, or a non-emergency following the twenty-four (24) hour prior notice requirement, and Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be permissible by master key or forcibly and, provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Landlord or his agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, then Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent or incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant’s obligations hereunder. Notices to Tenant pursuant to this Article XVI need not be given in accordance with Article 45 hereof, but may, instead, be given orally or in writing to Tenant’s office manager at the Demised Premises or another responsible employee of Tenant. Notwithstanding anything to the contrary contained in this Lease, any entry by Landlord and Landlord’s agents shall not impair Tenant’s operations more than reasonably necessary and shall comply with Tenant’s reasonable privacy and security procedures, and Tenant shall have the right to have an employee accompany Landlord and/or its agents at all times that Landlord and/or its agents are present on the Demised Premises.

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ARTICLE XVII. OCCUPANCY

17.1. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the Building of which the Demised Premises are a part.

ARTICLE XVIII. BANKRUPTCY

18.1. Anything elsewhere in this Lease to the contrary notwithstanding, this Lease may be cancelled by Landlord by the sending of a written notice to Tenant after the happening of any one or more of the following events: (a) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; (b) the making by Tenant of an assignment or any other arrangement for the benefit of creditors; (c) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless a petition filed against Tenant is dismissed within sixty (60) days); (d) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease if possession is not restored to Tenant within thirty (30) days; or (e) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Demised Premises, or of Tenant’s interest in this Lease, if the seizure is not discharged within thirty (30) days (an “Event of Insolvency”). Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises demised but shall forthwith quit and surrender the Demised Premises.

18.2. It is stipulated and agreed that in the event of the termination of this Lease pursuant to Section 18.1 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of two percent (2%) per annum. If the Demised Premises or any part thereof be relet by the Landlord for the unexpired term of said Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, then the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

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18.3. If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), then Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances of future performance under this Lease. Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, including the amounts payable pursuant to Article IV hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code (as such term is defined below), the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

18.4. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”), any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

18.5 Notwithstanding anything to the contrary contained in this Lease, in the event of a conflict between the Bankruptcy Code or any applicable state bankruptcy law and the provisions of this Article XVIII, the provisions of the Bankruptcy Code or applicable state bankruptcy law shall prevail.

ARTICLE XIX. DEFAULT

19.1. If Tenant defaults in fulfilling any of the covenants of this Lease, including the covenants for the payment of rent or additional rent or the maintenance of insurance required to be carried by Tenant pursuant to the provisions of Article VII hereof and Tenant fails to pay such rent or additional rent or carry the required insurance within three (3) days after receipt of written notice from Landlord that such sum is past due or such insurance is not in place, then Tenant shall be in default hereunder. If the Demised Premises becomes vacant or deserted and improperly secured while Tenant is in default of any provision of this Lease; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this Lease be rejected under §235 of Title 11 of the U.S. Code; or if Tenant shall fail to move into or take possession of the Demised Premises within thirty (30) days after the Rent Commencement Date; or if Tenant is in default of any other obligation under this Lease, then in any one or more of such events, upon Landlord serving a ten (10) days’ notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10)days, if Tenant shall have failed to comply with or remedy such default, then Landlord may serve a written three (3) days’ notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided. Notwithstanding anything to the contrary contained in this Lease, if the default at issue is incapable of cure during the ten (10)- day period, then Tenant shall not be in default hereunder, and Landlord shall not serve a written three (3)- day notice, as long as Tenant commences the cure within the ten (10)- day period and thereafter diligently prosecutes the cure to completion. Further, if Tenant undertakes a good faith effort to cure such default, which is curable within the ten (10) day period provided, but due to unforeseen circumstances is unable to cure the default with the said time period, then Landlord will extend the cure period, in writing, in which Tenant has to cure such default and not declare Tenant in default under this provision.

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19.2. If the notice provided for in Section 19.1 hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, including any payments necessary for the maintenance of insurance required to be carried by Tenant pursuant to the provisions of Article VII hereof and such failure shall continue for a period of ten (I 0) days after receipt of such notice; then and in any of such events Landlord may re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise and remove its effects and hold the Demised Premises as if this Lease had not been made, so long as Landlord has served any required statutory notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall be in default beyond applicable notice and cure periods on the date fixed as the commencement of any renewal or extension of this Lease, then Landlord may cancel and terminate such renewal or extension agreement by written notice.

ARTICLE XX. REMEDIES OF LANDLORD

20.1. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may immediately terminate this Lease, (c) Landlord may re-let the Demised Premises or any part or parts thereof, and/or (d) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value (using a discount rate of 2% per annum) of the aggregate Adjusted Minimum Rent payable hereunder which would have been payable by Tenant (conclusively presuming that additional rent on account of increases in Taxes and Building Operating Costs shall increase at the average of the rates of increase thereof previously experienced by Landlord during the period not to exceed 3 years prior to such termination) for the period commencing with such earlier termination of this Lease or the date of such re-entry, as the case may be, and ending with the Termination Date, had this Lease not so terminated or had Landlord not so reentered the Demised Premises in excess of any rentals under any re-letting of the Demised Premises for such period, plus (ii) the actual expenses incurred of re-letting, including altering and preparing the Demised Premises for new tenants, brokers’ commissions, reasonable attorneys’ fees and all other expenses properly chargeable against the Demised Premises and the rental thereof. Landlord shall use reasonable efforts to re-let the Demised Premises, it being understood and agreed, however, that Landlord shall be deemed to have satisfied its obligation to use reasonable efforts to re-let if Landlord or its agents shall have (x) hired or engaged a real estate broker to assist in re-letting the Demised Premises, (y) showed the Demised Premises to a prospective tenant(s) or (z) engaged in any customary marketing and advertising activities with respect to the Demised Premises. The efforts and activities set forth in subsections (x), (y) and (z) shall not be exhaustive, and Landlord may satisfy the reasonable efforts standard set forth above by engaging in other efforts and activities. Any such re-letting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder. If the re-letting is for a period longer than the remaining term of this Lease, any free rent under such re-letting shall be amortized over the entire term of the re-letting (at an interest rate of 8% per annum) for purposes of calculating the damages provided for in the first sentence of this Section 20.1. If the Demised Premises or any part thereof should be re-let in combination with the other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of reletting.

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20.2. In the event of a default by Tenant of any of the covenants or provisions hereof beyond applicable notice and cure periods, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

20.3. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated or had Landlord not re-entered the Demised Premises. Notwithstanding the foregoing, Landlord shall make reasonable efforts to mitigate Landlord’s damages as set forth in Section 20.1 above. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 20.1.

ARTICLE XXI. FEES AND EXPENSES

21.1. If Tenant shall be in default, beyond the expiration of any applicable grace period, in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions of this Lease, then Landlord may immediately or at any time thereafter and without notice perform such obligation of Tenant. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditure or incurs any obligations for the payment of money including, but not limited to, reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Landlord for such sums so paid or obligations incurred together with interest thereon at a rate equal to the Default Rate (as such term is hereinafter defined), such interest to accrue from and after the date such sums or obligations are incurred through and including the date the same is repaid by Tenant to Landlord. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be immediately paid by Tenant to Landlord upon Tenant’s receipt of any bill or statement therefor. If the Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages. As used herein, the term “Default Rate” means six percent (6%) per annum.

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ARTICLE XXII. BUILDING ALTERATIONS AND MANAGEMENT

22.1. Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other tenants making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord’s imposition of such controls of the manner of access to the Building by Tenant’s social or business visitors as the Landlord may deem necessary for the security of the Building and its occupants. Notwithstanding anything to the contrary contained in this Lease, Landlord shall use reasonable good faith efforts to minimize interference with Tenant’s business operations and parking rights in the exercise of any of Landlord’s rights pursuant to this Article.

ARTICLE XXIII. NO REPRESENTATIONS BY LANDLORD

23.1. Neither Landlord nor Landlord’s agents have made any representations, warranties or promises with respect to the physical condition of the Building, the Land, the Demised Premises, the rents, the leases, the expenses of operation or any other matter affecting or relating to the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant and any executor agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executor agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

ARTICLE XXIV. END OF TERM

24.1. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and tear, acts of God, casualty, condemnation, Hazardous Materials not stored, used, released or disposed of by Tenant or any Tenant Party, and alterations with respect to which Landlord has not reserved the right to require removal excepted, and Tenant shall remove all its property (including trade fixtures and office furniture and equipment) and all fixtures and installations as the same may be required pursuant to the terms and conditions of Section 6.1 hereof. Tenant’s obligation to observe or perform this covenant shall survive the expiration or earlier termination of this Lease.

ARTICLE XXV. QUIET ENJOYMENT

25.1. Landlord hereby covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably. and quietly enjoy the Demised Premises without interruption of any person claiming by, through or under Landlord, subject to the terms and conditions of this Lease.

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ARTICLE XXVI. FAILURE TO GIVE POSSESSION

26.1. Intentionally omitted.

ARTICLE XXVII. NO WAIVER

27.1. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or, with respect to Landlord only, Landlord’s failure to insist upon the strict performance of any of the Rules or Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. No act or thing done by Landlord or Landlord’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employees or agents of Landlord shall have any power to accept the keys to the Demised Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of this Lease or a surrender of the Demised Premises.

ARTICLE XXVIII. WAIVER OF JURY TRIAL

28.1. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use of or occupancy of the Demised Premises. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. Tenant, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily (a) submits to personal jurisdiction in the State of New Jersey over any suit, action or proceeding arising from or relating to this Lease, (b) agrees that any such action, suit or proceeding may be brought in any state or federal court of competent jurisdiction sitting in the County of Somerset, State of New Jersey, (c) submits to the jurisdiction of such courts, and (d) agrees that it will not bring any action, suit or proceeding in any other forum. (but nothing herein shall affect the right of Landlord to bring any action, suit or proceeding in any other forum).

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ARTICLE XXIX. FORCE MAJEURE

29.1. Except for the obligation of Tenant to pay rent hereunder, Landlord or Tenant shall be relieved from liability for the failure to fulfill any of its obligations under this Lease if Landlord or Tenant is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond the reasonable control of Landlord or Tenant, as applicable, including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency (each such, “Force Majeure Event”).

ARTICLE XXX. SERVICES PROVIDED BY LANDLORD

30.1. So long as Tenant is not in default of its obligations hereunder beyond the expiration of any applicable grace period, Landlord shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat, air-conditioning or ventilation to the Demised Premises between the hours of 8 a.m. to 6 p.m., Monday through Friday and 8 a.m. to 1 p.m. on Saturdays, other than the Legal Holidays (which are listed on Exhibit D attached hereto and made a part hereof and which may hereafter be amended by Landlord in its reasonable discretion); (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole but reasonable judge), Landlord may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (e) cleaning services for the Demised Premises (as set forth on Exhibit F attached hereto and made a part hereof) on business days at Landlord’s expense provided that the same are kept in order by Tenant; and (f) electric service pursuant to the terms and conditions of Article XV.

All contractors and service personnel utilized by Landlord and its representatives shall be properly licensed, bonded, insured and have background checks, if applicable or required by state law.

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30.2. At all other times not otherwise provided for in Section 30.1 above, Landlord hereby agrees that it shall, upon not less than twenty-four hours’ prior written request from Tenant which may be via electronic mail with confirmation of receipt, provide after-hours air-conditioning, ventilation or heating, as the case may be. Any additional charges will be included in their normal billing cycle for utilities for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to $100.00 per hour for providing heat, and $100.00 per hour for providing air-conditioning (irrespective of whether any other tenants in the Building are furnished with heat or air-conditioning at the same time), such amounts being intended to cover Landlord’s cost for the power or fuel required to provide the same. In the event that during the term of this Lease, or any renewal hereof, the Landlord’s cost for providing after-hours air-conditioning, heating or ventilation shall increase by virtue of utility rate increases or unit fuel cost increases, the above-specified hourly charges shall be adjusted from time to time to reflect said increases. In addition to the foregoing, should there be any charges incurred by Landlord for additional attendant engineers or similar additional requirements as may be imposed from time to time by the State Labor Department, local authorities, union requirements, or the like related to such after-hours use by Tenant, Tenant hereby agrees to reimburse Landlord for its out-of-pocket expenses incurred in connection therewith. Tenant shall be responsible for the installation, maintenance and operation of any supplemental air-conditioning, ventilation or heating systems which may be required by Tenant on the Demised Premises and for which Tenant has received the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

30.3. Landlord reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building supplies manually operated elevator service, Landlord at any time may substitute automatic-controlled elevator service. Landlord at any time may substitute automatic control elevator service and upon ten (10) days’ written notice to Tenant proceed with alterations necessary therefor without in any way affecting this Lease or the obligations of Tenant hereunder.

30.4 Notwithstanding anything to the contrary contained in this Lease, if all or any portion of the Demised Premises or the Common Area should become unsuitable for Tenant’s use as a consequence of a cessation of utilities (including electricity) or services due to the negligence or willful misconduct of Landlord, its agents, employees or contractors for a period exceeding three (3) consecutive business days, then from the fourth (4th) consecutive business day until the utility or service is restored Tenant shall be entitled to an abatement of all rent payable hereunder to the extent of the interference with Tenant’s use of the Demised Premises occasioned thereby.

ARTICLE XXXI. ADJACENT EXCAVATIONS; SHORING

31.1. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall reasonably deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. To the extent practicable, Landlord shall cause such work to be performed after business hours or on weekends.

ARTICLE XXXII. RULES AND REGULATIONS

32.1. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the rules and regulations set forth on Exhibit D attached hereto and made a part hereof (the “Rules and Regulations”) and such other and further reasonable Rules and Regulations as Landlord or Landlord’s agents may from time to time adopt. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Building, and does not unreasonably interfere with Tenant’s use of the Demised Premises or Tenant’s parking rights.

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ARTICLE XXXIII. ESTOPPEL CERTIFICATE

33.1. Tenant hereby agrees at any time and from time to time, upon ten (10) business days’ prior written request, that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying: (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, the specifics thereof and that the Lease is in full force and effect as modified); (b) the dates to which the Minimum Rent (or Adjusted Minimum Rent) and additional rent have been paid; (c) the amount of all rents paid in advance, if any; (d) that Landlord is not in default of its obligations under this Lease (or if Landlord is in default, the specifics thereof) and whether there exists any condition or circumstance which, with the passage of time or the giving of notice or both, would constitute a default hereunder; and (e) any other information that Landlord shall reasonably request. It is intended hereby that any such statement delivered pursuant to this Article XXXIII may be relied upon by a prospective purchaser of Landlord’s interest, or a mortgagee of Landlord’s interest, or any assignee of any mortgage of Landlord’s interest in the Real Estate. The foregoing obligation shall be deemed a substantial obligation of the tenancy, the breach of which shall permit Landlord to act as Tenant’s attorney-in-fact solely for the purposes of executing and delivering the statement requested by Landlord.

ARTICLE XXXIV. SUCCESSORS AND ASSIGNS

34.1. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and their permitted assigns.

ARTICLE XXXV. PARKING FACILITIES

35.1. So long as Tenant is not in default under this Lease beyond any applicable notice and grace period, Landlord hereby grants to Tenant at no additional rental the license (the “License”) to park four (4) vehicles per one thousand rentable square feet (“Allotted Parking”), for use solely by Tenant and Tenant’s employees, licensees, guests and invitees, in the parking area or areas serving the Building (the “Parking Area”). A maximum of SIX (6) Allotted Parking spaces may be designated by Tenant as reserved and Landlord will provide building standard markings indicating such reserved spaces, as requested by Tenant. The use of any more than the Allotted Parking by Tenant, its employees, licensees, guests or invitees shall not be deemed a material event of default under this Lease. Landlord shall not be responsible to Tenant for enforcing the License or for violation of the License by other tenants of the Building, by third parties, or guests or visitors to the Building.

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35.2. In the event the number of parking spaces in the Parking Area is reduced by circumstances beyond the control of Landlord, the Allotted Parking shall be reduced proportionately and such reduction shall only be for a limited duration.

35.3. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees of Tenant, for any loss of property from within those motor vehicles, or for any injury to Tenant, its employees, licensees, guests and invitees unless ultimately determined to be caused by the negligence or willful misconduct of Landlord, its agents, servants and employees. Tenant agrees to acquaint its employees with any parking rules and regulations promulgated by Landlord and assume responsibility for compliance by its employees with such parking provisions. Any amount due from Tenant pursuant to this Article XXXV shall be deemed additional rent and failure to pay same shall constitute a default under the Lease. If Tenant or its employees, licensees, guests and invitees park in areas designated for use by others, or in driveways, fire lanes or areas not striped for general parking, then Landlord may, after twelve (12) hours’ prior notice to Tenant, charge Tenant, as additional rent, FIFTY and 00/100 DOLLARS ($50.00) per day for each day or partial day each motor vehicle is so parked. In addition, Tenant hereby authorizes Landlord to (a) tow away from the Parking Area, at Tenant’s sole cost and expense, any motor vehicle which is known to belong to Tenant or Tenant’s employees, licensees, guests and invitees parked in violation of this Article XXXV or any parking rules and regulations promulgated by Landlord. and (b) attach violation stickers or notices to any motor vehicles parked in violation of this Article XXXV or any parking rules and regulations promulgated by Landlord.

ARTICLE XXXVI. ACCESS AND COMMON AREAS

36.1. Tenant shall have the right of nonexclusive uses, in common with others, of (a) automobile parking areas not designated for use by others and driveways (subject to Article XXXV hereof); (b) footways; and (c) such elevator and other common facilities as may be designated from time to time by Landlord in the Building, all to be subject to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

ARTICLE XXXVII. BROKERS

37.1. Tenant hereby represents that it has not dealt with any other real estate brokers, agents or finders other than Century 21 Burke Realty (“Century”) with regard to the execution of this Lease or the leasing of the Demised Premises. Tenant hereby agrees to indemnify and hold harmless Landlord and its affiliates and/or subsidiaries, partners and officers from any and all expense or liability (including reasonable attorneys’ fees) arising out of any claim for commission or fee by any broker other than Century, claiming or alleging to have acted on behalf of or to have dealt with Tenant.

37.2. Landlord hereby represents that it has not dealt with any other real estate brokers, agents or finders other than Newmark (“Newmark”) with regard to the execution of this Lease or the leasing of the Demised Premises. Landlord hereby agrees to indemnify and hold harmless Tenant and its affiliates and/or subsidiaries, partners and officers from any and all expense or liability (including reasonable attorneys’ fees) arising out of any claim for commission by any broker other than Newmark claiming or alleging to have acted on behalf of or to have dealt with Landlord. Landlord shall pay the commissions due to Century and Newmark hereunder pursuant to a separate agreement between Landlord and Newmark.

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ARTICLE XXXVIII. CLEANING SERVICES

38.1. So long as Tenant is not in default under this Lease beyond any applicable notice and grace period, Landlord shall provide services for maintenance of the grounds, common areas and parking areas and such other cleaning services within the Demised Premises as are set forth on the “Cleaning Service Rider” annexed hereto and made a part hereof as Exhibit E, as the same may be reasonably amended from time to time by Landlord.

38.2. Tenant hereby acknowledges that Landlord’s obligation to cause the office areas of the Demised Premises to be cleaned excludes any portions of the Demised Premises not used as office areas (e.g., storage rooms, mail room, computer areas, laboratories, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages). Tenant shall pay to Landlord the cost of removal from the Demised Premises of any of Tenant’s refuse or rubbish other than ordinary office waste, and Tenant, at Tenant’s sole cost and expense, shall cause all portions of the Demised Premises not used as office areas to be cleaned daily in a manner reasonably satisfactory to Landlord. Tenant also shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall contract directly with Landlord or, at Landlord’s option, directly with Landlord’s contractors, for the removal of such other refuse and rubbish and for cleaning services in addition to those furnished by Landlord and for extermination services required hereunder. Nothing in this Section 38.2 shall be deemed to grant Tenant the right to use any portion of the Demised Premises for any purpose other than as set forth in Article II hereof.

ARTICLE XXXIX. TENANT’S COOPERATION

39.1. If, in connection with obtaining financing for the Building and/or the Real Estate, or otherwise upon the interest of the Landlord, as lessee, under any ground or underlying lease, any lending institution or ground lessor shall request reasonable modifications of this Lease as a condition of such financing or otherwise, Tenant hereby covenants not to unreasonably withhold or delay its agreement to such modification, provided that such modification does not materially or adversely decrease the rights or increase the obligations of Tenant under this Lease.

ARTICLE XL. LIMITATION OF LIABILITY

40.1. Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of this Lease is hereby made specifically subject to the provisions of this Article XL. The term “Landlord” as used in this Lease means only the owners or lessors for the time being of the Real Estate, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds then being held under this Lease by such owner, Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specifically understood and agreed that notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in the Real Estate (including the sales, rental, insurance and condemnation proceeds therefrom) to the Landlord or any successor in interest thereto (whether the same be an individual, joint venture, tenancy in common, firm or partnership, general, limited or otherwise) or on the part of the members of any firm, partnership or joint venture or other unincorporated Landlord with respect to any of the terms, covenants and/or conditions of this Lease. In the event of a breach or default by Landlord, or any successor in interest thereof, of any of its obligations under this Lease, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in the Real Estate to be absolute and without any exception whatsoever.

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ARTICLE XLI. TENANT REPRESENTATIONS

41.1. Tenant hereby represents and warrants to Landlord that, on and as of the date hereof:

(a) Tenant is duly organized under the laws of the State of Delaware, and is validly existing and in good standing under the laws of the State of Delaware (and Tenant shall, during the entire term of this Lease (including during any Renewal Term, if applicable), remain in good standing under the laws of the State of Delaware) and has all requisite power and authority to enter into and perform its obligations under this Lease;

(b) No governmental action is required to be taken, given or obtained by or from any governmental authority (foreign or domestic) and no filing, recording, publication or registration in any public office or any other place is necessary to authorize the execution, delivery and performance by Tenant of this Lease or for the legality, validity, binding effect or enforceability hereof;

(c) The execution and delivery of this Lease by Tenant and the performance of its obligations hereunder will not contravene any applicable law, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its organizational documents or any indenture, mortgage, contract, agreement or instrument to which Tenant is a party or by which any of its properties may be bound;

(d) The execution, delivery and performance of this Lease by Tenant has been duly authorized by all necessary organizational and company action; and this Lease has been duly executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity; and

(e) To the best of the actual knowledge of the undersigned, there is no action, suit or proceeding pending or, to the actual knowledge of Tenant, threatened against Tenant before or by any governmental authority (foreign or domestic) that questions the validity or enforceability of this Lease or would have an adverse effect on the ability (financial or otherwise) of Tenant to perform its obligations hereunder.

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41.2 Landlord hereby represents and warrants to Tenant that, on and as of the date hereof:

(a) Landlord is duly organized under the laws of the State of New York, and is validly existing and in good standing under the laws of the State of New Jersey (and Landlord shall, during the entire term of this Lease (including during any Renewal Term, if applicable), remain in good standing under the laws of the State of New Jersey) and has all requisite power and authority to enter into and perform its obligations under this Lease;

(b) The execution, delivery and performance of this Lease by Landlord has been duly authorized by all necessary organizational and company action; and this Lease has been duly executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity.

ARTICLE XLII. PERSONAL TAXES

42.1. Tenant agrees to pay all taxes imposed upon Tenant or on the personal property of Tenant in connection with its use and occupancy of the Demised Premises including, but not limited to, personal property, income, withholding and unemployment compensation, and to hold Landlord harmless from collection thereof out of monies due and owing Landlord.

ARTICLE XLIII. BUILDING CHANGES

43.1. This Lease shall not be affected or impaired by any change to any lawns, sidewalk, driveways, parking areas or streets adjacent to or around the Building, except as provided in the provisions of this Lease dealing with condemnation. No such changes shall materially and adversely affect Tenant’s access to and use and enjoyment of the Demised Premises.

ARTICLE XLIV. HOLDING OVER

44.1. If Tenant holds over in the Demised Premises beyond the Termination Date (or the expiration of the Renewal Term pursuant to the terms of Article XLVIII) or the earlier expiration thereof, Tenant shall, at Landlord’s option, become a month-to-month tenant and the Tenant shall pay as rent 150% of the Adjusted Minimum Rent plus additional rent then payable hereunder, and all the other terms and conditions of this Lease shall continue to be in effect until such tenancy shall be terminated by either party on no less than thirty (30) days’ prior notice to the other party. If Tenant holds over in the Demised Premises beyond two months after the Termination Date (or the expiration of the Renewal Term pursuant to the terms of Article XLVIII) or the earlier expiration thereof, Tenant shall pay as rent 200% of the Adjusted Minimum Rent plus additional rent then payable hereunder, and all the other terms and conditions of this Lease shall continue to be in effect until such tenancy shall be terminated by either party on no less than thirty (30) days’ prior notice to the other party. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Demised Premises beyond the Termination Date or prior expiration of the term hereof, and Landlord, upon the Termination Date or prior expiration of the term hereof, shall also be entitled to consequential damages and the benefit of all legal rights or remedies that now may be in force or may be hereafter enacted for summary possession of the Demised Premises.

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ARTICLE XLV. NOTICES

45.1. All notices, demands and requests that may or are required to be given by either party hereunder to the other shall be in writing. All notices, demands and requests by Landlord to Tenant shall be deemed to have been properly given if sent by Landlord or its managing agent and mailed by registered or certified mail, return receipt requested, postage prepaid, or by courier of recognized reputation (such as Federal Express), addressed to Tenant at (48 Bridge Street, Metuchen NJ 08840) Attn: ( Kirti Desai), or to such other address as Tenant may from time to time designate by written notice to Landlord in accordance with the terms and conditions of this Article XLV.

All notices, demands and requests by Tenant to Landlord shall be deemed duly given or served if, and shall not be deemed duly given or served unless, sent electronically (via facsimile or electronic mail), by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery or courier of recognized reputation (such as Federal Express) addressed to Landlord at:

LANDLORD:

Mitsui Sumitomo Insurance Company of America

15 Independence Boulevard

Warren, New Jersey 07059

Attention: Mr. Jeff Elefant

With a copy to:

Mitsui Sumitomo Marine Management (U.S.A.), Inc.

15 Independence Boulevard

Warren, New Jersey 07059

Attention: General Counsel

or to such other address as Landlord may from time to time designate by written notice to Tenant. All notices referred to hereunder shall be deemed received on the date of delivery or refusal thereof.

ARTICLE XLVI. INTERPRETATION

46.1. If any term or provisions of this Lease or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than to those with respect to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

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46.2. Time is of the essence with respect to the observance and performance of every provision of this Lease to be observed and performed by Tenant.

46.3. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

ARTICLE XLVII. NO OFFER OR AGREEMENT

47.1. No broker or agent of any broker has authority to make or agree to make a Lease or any other agreement or undertaking in connection herewith, including, but not limited to the modification, amendment of or cancellation of a lease. The mailing or delivery of this document or any draft hereof by the Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord to lease the Demised Premises on the terms herein. This Lease shall not be effective, nor shall Landlord nor Tenant have any rights with respect thereto, until Landlord and Tenant shall execute and deliver the same to the other.

ARTICLE XLVIII. OPTION TO RENEW

48.1. Subject to the provisions of this Article XLVIII (including, without limitation, all of the terms and provisions of Section 48.2 hereof), Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years (such renewal term is hereinafter referred to as the “Renewal Term”). If Tenant duly exercises the renewal option in accordance with this Article XLVIII (including, without limitation, all of the terms and provisions of Section 48.2 hereof), the Renewal Term shall commence on the day immediately following the Lease term ending on the Termination Date (the “Initial Term”).

The terms, covenants and conditions of this Lease shall remain unchanged during the Renewal Term (including, without limitation, Article hereof) except as follows:

(a) The Minimum Rent for the Renewal Term shall be the Market Rent (as defined in clause (b) below);

(b) “Market Rent” shall mean the fair market rent for the Demised Premises as of the date of Tenant’s exercise of its option to renew pursuant to Section 48.2(a) hereof (the “Determination Date”), based upon the rents generally in effect for comparable office space in Warren, New Jersey and in towns surrounding or in general proximity to Warren, New Jersey. Market Rent (for the purposes of determining the Minimum Rent only during the Renewal Term) shall be determined on what is commonly known as “gross” basis; that is, in computing Market Rent it shall be assumed that all real estate taxes, building operating costs and standard tenant improvement construction allowances for comparable renewal space are included in such Market Rent (notwithstanding the foregoing, Tenant shall pay Landlord additional rent during the Renewal Term as provided in Article IV hereof). In the determination of Market Rent it shall be assumed that (i) the Demised Premises shall be used for the uses permitted under this Lease and (ii) the Demised Premises are free and clear of all leases and tenancies.

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(c) Landlord shall notify Tenant (“Landlord’s Determination Notice”) of Landlord’s good faith determination of the Market Rent within sixty (60) days of the Determination Date. If Tenant disagrees with Landlord’s determination, Tenant shall notify Landlord (“Tenant’s Dispute Notice”) within fifteen (15) days of receipt of Landlord’s Determination Notice. Time shall be of the essence with respect to Tenant’s Dispute Notice, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent. If Tenant timely gives its Tenant’s Dispute Notice, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30) days of the date on which Tenant’s Dispute Notice was given (time being of the essence), each appoint an Appraiser (as such term is hereinafter defined) for the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified independent real estate appraiser having at least ten (10) years commercial real estate experience in the area in which the Demised Premises are located. In the event that one party hereto timely selects an Appraiser and the other party hereto fails to select an Appraiser within such thirty (30) day period, the Appraiser selected by the first party shall determine the Market Rent. In the event that the two (2) Appraisers appointed fail to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall make a determination within thirty (30) days thereafter. If such two (2) Appraisers fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by the presiding Judge of the Superior Court of the State of New Jersey for the County in which the Building is located. Such Appraiser or Appraisers, as the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such Appraiser or Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and to Tenant. If such Appraiser or Appraisers fail to deliver a decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay Landlord the Adjusted Minimum Rent at the rate as of the last day of the Initial Term until such decision is so delivered. If the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commencement of the Renewal Term. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the fee of the third Appraiser. Promptly upon determination of the Market Rent, Tenant shall execute and deliver a reasonable Lease amendment prepared by Landlord setting forth the Market Rent as determined above.

48.2. Tenant’s option to renew, as provided in Section 48.1 above, shall be conditioned upon and subject to each of the following:

(a) Tenant shall notify Landlord in writing of Tenant’s exercise of its option to renew at least twelve (12) months, prior to the expiration of the Initial Term, time being of the essence;

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(b) At the time Landlord receives Tenant’s notice as provided in (a) above, and at the expiration of the Initial Term, Tenant shall not be in default beyond applicable notice and cure periods under the terms or provisions of this Lease and no condition or circumstance shall exist which, with the passing of time or the giving of notice or both, would constitute a default by Tenant hereunder;

(c) Tenant shall have no further renewal option other than the option to extend for the one (1) Renewal Term as set forth in Section 48.1 above;

(d) Tenant shall not have assigned this Lease or subleased any portion of the Demised Premises, it being agreed that the option to renew is personal to Tenant and may not be assigned except to a Permitted Transferee without the express written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion; and

(e) Landlord shall have no obligation to do any work or perform any services for the Renewal Term with respect to the Demised Premises which Tenant agrees to accept in their then “as is” condition.

ARTICLE XLIX. ISRA COMPLIANCE

49.1. Tenant shall, at Tenant’s sole cost and expense, (a) comply with the Industrial Site Recovery Act, (N.J.S.A. 13:1K-6 et seq.), the Comprehensive Environmental Response, Compensation & Liability Act (42 U.S.C. 9601 et seq.) and the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) and any and all amendments thereto and the regulations and orders promulgated thereunder and (b) make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation (collectively with all successor entities, the “Bureau”) of the New Jersey Department of Environmental Protection (“NJDEP”). Should the Bureau or any other division of NJDEP determine that a cleanup plan or statutory equivalent be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes in the Building or the Demised Premises as a result of the acts or omissions of Tenant or its employees, agents, representatives, licensees, invitees, subtenants or any other occupant of the Demised Premises which uses the Demised Premises (each a “Tenant Party” and collectively, the “Tenant Parties”), during any period during which Tenant or any Tenant Party occupies the Demised Premises, then Tenant shall, at Tenant’s sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans.

49.2. At no expense to Landlord, Tenant shall promptly provide all information reasonably requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant or any other Tenant Party which occur during the term of this Lease; and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP in connection therewith. Tenant’s obligations and liabilities under this Article shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes in or about the Real Estate, which occur during the term of this Lease. Tenant’s failure to abide by the terms of this Article shall be restrainable by injunction.

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49.3. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims) or loss including, but not limited to, reasonable attorneys’ fees, consultant fees, and expert fees which are incurred during or after the Lease term in connection with the investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local government agency or political subdivision because of the presence or suspected presence of Hazardous Materials in the Demised Premises or any other portion of the Real Estate as the result of discharge, dumping, or spilling (accidental or otherwise) by Tenant or any other Tenant Party. This indemnification shall survive the expiration or earlier termination of this Lease. As used herein, “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substances (40 CFR 302.4) and amendments thereto, petroleum products, or such other substances, materials, and wastes that are or become regulated under any applicable local, state, or federal law.

49.4 To the best knowledge of Landlord, no Hazardous Materials are present in, on or under the Demised Premises, Building or Common Areas, or the soil, surface water or groundwater thereof, in violation of any applicable environmental law. Notwithstanding anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on, in, under or about the Demised Premises, the Building or the Common Areas, or the soils, surface water or ground water thereof, or the violation of any environmental Laws, except to the extent that any of the foregoing actually results from the storage, use, release or disposal of Hazardous Materials by Tenant or any Tenant Party in violation of applicable environmental Laws.

ARTICLE L. CAPTIONS

50.1. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

ARTICLE LI. SECURITY DEPOSIT

51.1. Simultaneous with its execution this Lease, Tenant shall deposit with Landlord a cash security deposit in the amount of TWENTY-SEVEN THOUSAND NINE HUNDRED FIFTY DOLLARS and 00/100 CENTS ($27,950.00) (as may be reduced as set forth below, the “Deposit”). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay Minimum Rent, Adjusted Minimum Rent or additional rent or any other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Landlord shall have the right, without notice to Tenant (except as required by Article XIX above), to apply all or any part of the Deposit to (i) cure any such default by Tenant under this Lease, (ii) pay any other sum to which Landlord may become obligated by reason of Tenant’s default or (iii) compensate Landlord for any loss or damage, notwithstanding the exercise of any remedy of or by Landlord as provided for in this Lease or available to Landlord at law or equity. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall deposit with Landlord an amount equal to the portion of the Deposit so applied in order that Landlord may hold the full amount of the Deposit at all times during (and until the end of) the Term of this Lease. Tenant’s failure to do so shall be an event of default by Tenant hereunder. Any unapplied portion of the Deposit shall be returned to Tenant upon the expiration of this Lease and Tenant fulfilling all of its obligations hereunder.

ARTICLE LII. SIGNAGE: DIRECTORY RIGHTS

52.1. Landlord shall include Tenant’s name in the Building’s directory located in the lobby of the Building as well as signage on the existing exterior monument sign at the entrance to the parking lot. Further, Landlord shall pay for the initial sign at the entrance to the Demised Premises and Tenant shall be responsible for any changes thereafter. Any and all additional signage located in the Demised Premises shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

[Signatures appear on next page)

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the day and year first written above.

Mitsui Sumitomo Marine Management
(U.S.A.), Inc. as Manager for and on behalf of Mitsui Sumitomo Insurance Company of America, a New York corporation

By:	/s/ Michael Daly
Name:	Michael Daly
Title:	President and COO

Tevogen Bio Inc.

By:	/s/ Kirti Desai
Name:	Kirti Desai
Title:	CFO

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